MEDECISION, INC.

SERIES C STOCK EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

MEDecision, Inc. (the “Company”) hereby grants to ________________ (the “Optionee”) an option (the “Option”) to purchase a total of ______________ (_________) shares of the Company’s Series C Convertible Preferred Stock, no par value (“Series C Stock”), at the price and on the terms set forth herein, and in all respects subject to the terms and provisions of the MEDecision, INC. SERIES C STOCK EQUITY INCENTIVE PLAN (the “Plan”) applicable to non-qualified stock options, which terms and provisions are incorporated by reference herein. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings given to them in the Plan.

1. Nature of the Option. The Option is intended to be a nonstatutory stock option and is NOT intended to be an incentive stock option within the meaning of Section 422 of the Code, or to otherwise qualify for any special tax benefits to the Optionee.

2. Date of Grant; Term of Option. The Option is granted this ___ day of __________, _____, and it may not be exercised later than 5:00 p.m. on the ___ day of __________, _____.

3. Option Exercise Price. The Option exercise price is $1.13 per Share.

4. Exercise of Option. Except as otherwise provided herein, the Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Option Agreement as follows:

(a) Vesting. The Option is fully vested and immediately exercisable.

(b) Method of Exercise. The Option shall be exercisable by written notice (or such other form of notice authorized by the Administrator) that shall state the election to exercise the Option, the number of Shares in respect to which the Option is being exercised and such other representations and agreements as to the Optionee’s investment intent with respect to such Shares as may be required by the Company hereunder or pursuant to the provisions of the Plan. Such notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The notice shall be accompanied by payment of the purchase price, an executed Third Amended and Restated Shareholders Agreement among the Company and certain of its shareholders dated as of January 11, 2002 as amended (the “Shareholders’ Agreement”), and any other agreements required by the Administrator, the terms of the Plan and/or this Option Agreement. The Option will be deemed to be exercised upon the receipt by the Company of such notice, payment of the purchase price, and duly executed copies of the Shareholders’ Agreement and any other agreements required by the Administrator, the terms of the Plan and/or this Option Agreement. The Optionee shall have no right to vote or receive dividends and shall have no other rights as a stockholder with respect to such Shares, notwithstanding the exercise of the Option, until the issuance by the Company (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock Certificate evidencing the Shares that are being issued upon exercise of the Option. The Company will issue (or cause to be issued) such stock Certificates promptly following the exercise of the Option. The Certificate or Certificates for the Shares as to which the Option shall be exercised shall be registered in the name of the Optionee and shall contain any legend as may be required under the Plan, the Shareholders’ Agreement, any other agreements required by the Administrator and/or applicable law.

(c) Method of Payment. The method of payment of the purchase price shall be determined by the Administrator and may consist entirely of cash, check, or any combination of such methods of payment, or such other consideration or method of payment as may be authorized by the Administrator and permitted under the Plan.

(d) Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of the Option, the Company may require the Optionee to make any representations and warranties to the Company as may be required by any applicable law or regulation.

5. Investment Representations. Unless the Shares have been registered under the Securities Act, in connection with the acquisition of the Option, the Optionee represents and warrants as follows:

(a) The Optionee is acquiring the Option, and upon exercise of the Option, Optionee will be acquiring the Shares for investment for his or her own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

(b) The Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Optionee has received all such information as the Optionee deems necessary and appropriate to enable him or her to evaluate the financial risk inherent in making an investment in the Shares and has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

6. Termination of Service With The Company. Upon the Optionee’s termination of service with the Company, the Option will survive, if at all, pursuant to the terms of the Plan.

7. Non-transferability of Option; Repurchase Right of the Company.

(a) Non-transferability. The Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Subject to the foregoing and the terms of the Plan, the terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

(b) Repurchase Right.

(i) Company’s Call Upon Termination of Service. If the Optionee’s service with the Company is terminated for any reason, the Company (or its assignee) may, at its option, repurchase up to all the Shares that the Optionee (or his or her estate, heirs or permitted transferees) then hold(s) or thereafter acquire(s) at a price equal to the Fair Market Value of those shares at the time the option described in this Section 7(b) is exercised.

(ii) Exercise of Repurchase Right. The Company (or its assignee) may exercise an option to repurchase Shares pursuant to this Section 7 by delivery of written notice to the holder(s) of such Shares, within the six (6) month period following the later of (1) the termination of the Optionee’s service with the Company, or (2) the expiration of the six (6) month period following the exercise of the Option with respect to the Shares to be repurchased. All the rights of a holder of Shares, other than the right to receive payment in the manner described in Section 7(b)(iii), will terminate as of the date of delivery by the Company of the written notice described in this Section 7(b)(ii). The Optionee will be required to make a representation and warranty in connection with a sale pursuant to this Section 7 that he or she is the owner of the Shares and is able to convey title thereto free and clear of liens, claims or encumbrances.

(iii) Payment of Repurchase Price. The purchase price for each Share to be repurchased pursuant to this Section 7 will be paid in cash (or, if the Optionee is permitted by the Administrator to pay the exercise price for the Option with a note, through forgiveness of the indebtedness incurred to exercise the Option).

(iv) Delivery of Share Certificates. If the holder of Shares becomes obligated to transfer Shares to the Company (or its assignee) pursuant to this Option Agreement, that holder will endorse in blank the certificates evidencing the Shares to be sold and deliver those certificates to the Company (or its assignee). Upon such delivery, full right, title and interest in such Shares will pass to the Company (or its assignee). If the holder fails to deliver share certificates in accordance with this Section 7(b)(iv), the Company will cancel on its books the certificate or certificates representing the Shares to be transferred and will issue, in lieu thereof and in the name of the Company (or its assignee), a new certificate or certificates representing such Shares.

8. Continuation of Employment or Engagement. Neither the Plan nor this Option Agreement shall confer upon any Optionee any right to continue in the service of the Company or limit, in any respect, the right of the Company to discharge or release the Optionee at any time, with or without Cause and with or without notice.

9. Withholding. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to the Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of the Option or the sale or other disposition of the Shares issued upon exercise of the Option. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, then upon the request of the Company, the Optionee (or such other person entitled to exercise the Option pursuant to Section 6 hereof) shall pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements the Company may incur as a result of the grant or exercise of the Option or the sale or other disposition of the Shares issued upon the exercise of the Option.

10. The Plan. This Option Agreement is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan as such Plan may be amended from time to time in accordance with the terms thereof. Pursuant to the Plan, the Board is authorized to adopt rules and regulations not inconsistent with the Plan as it shall deem appropriate and proper. The Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she has read and is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan.

11. Entire Agreement. This Option Agreement, together with the Plan, and any other and the other exhibits attached thereto or hereto, represents the entire agreement between the parties.

12. Governing Law. This Option Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any conflicts of laws.

13. Amendment. Subject to the provisions of the Plan, this Option Agreement may only be amended by a writing signed by each of the parties hereto.

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Date:	MEDecision, Inc.
By:

Title:

Date:

Signature of Optionee

Name

Address

City, State, Zip

THE OPTION AND THE SECURITIES THAT MAY BE PURCHASED UPON EXERCISE OF THE OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, TRANSFER OR DISTRIBUTION THEREOF. NO SUCH SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES WHICH MAY BE PURCHASED UPON EXERCISE OF THE OPTION MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A SHAREHOLDERS AGREEMENT TO BE ENTERED INTO BETWEEN THE HOLDER OF THE OPTION AND THE COMPANY UPON EXERCISE OF THE OPTION, A COPY OF WHICH AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY.